Exhibit 21

SUBSIDIARIES

OF

CHESAPEAKE ENERGY CORPORATION

Oklahoma Corporation

Corporations	State of Organization

Chesapeake Eagle Canada Corp.

Chesapeake Energy Louisiana Corporation

Chesapeake Energy Marketing, Inc.

Chesapeake Operating, Inc.

Chesapeake PRH Corp.

Chesapeake South Texas Corp.

Nomac Drilling Corporation

Oxley Petroleum Co.

New Brunswick Oklahoma Oklahoma Oklahoma Texas Oklahoma Oklahoma Oklahoma

Limited Liability Companies	State of Formation

Carmen Acquisition, L.L.C.

Chesapeake Acquisition, L.L.C.

Chesapeake ENO Acquisition, L.L.C.

Chesapeake EP, L.L.C.

Chesapeake Land Company, L.L.C.

Chesapeake ORC, L.L.C.

Chesapeake Permian Acquisition, L.L.C.

Chesapeake Royalty, L.L.C.

Gothic Production, L.L.C.

John C. Oxley, L.L.C.

MC Mineral Company, L.L.C.

Mayfield Processing, L.L.C.

Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma

Partnerships

Chesapeake Exploration Limited Partnership

Chesapeake Louisiana, L.P.

Chesapeake NFW, L.P.

Chesapeake Permian, L.P.

Chesapeake Sigma, L.P.

Chesapeake-Staghorn Acquisition L.P.

Chesapeake Zapata, L.P.

MidCon Compression, L.P.

Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma